UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2008

POWER3 MEDICAL PRODUCTS, INC.
(Exact name of registrant specified in charter)

New York	000-24921	65-0565144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381
(Address of principal executive offices)  (Zip Code)

(281) 466-1600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 4, 2008, Power3 Medical Products, Inc., a New York corporation (the “Company”), completed a private placement of its debt and equity securities.  The private placement was completed pursuant to a series of convertible promissory notes (“Notes”) and warrants (“Warrants”) that were issued to certain investors (the “Investors”).  The Company sold $1,854,435 in principal amount of the Notes, which are convertible into 61,814,500 shares of the Company’s common stock, $0.001 par value (“Common Stock”), and Warrants to purchase an aggregate of 57,059,538 shares of Common Stock.  The Company has received $140,000 in cash and $1,714,435 as an offset against amounts due to the Investors by the Company for amounts previously advanced to the Company or amounts due for services provided to the Company by the Investors.

The Notes are unsecured and accrue interest at a rate of 12.0% per annum.  All outstanding principal and accrued interest is due and payable on November 4, 2009 and is convertible at the option of the holder into shares of Common Stock at a conversion price equal to $0.03 per share.  The Company can prepay the Notes only with ten days prior written notice to the holders.  The form of Note is filed herewith an Exhibit 10.1, and the description of the Notes contained herein is qualified by reference to the terms of the form of Note.

The Warrants have an exercise price of $0.04 per share of Common Stock and expire on the date three years after the issuance of the Warrants.  The Warrants include a cashless exercise option.  The exercise price and the number of shares of Common Stock purchasable upon exercise of the Warrants are subject to adjustment (under formulae set forth in the Warrants) upon the occurrence of certain events, including, but not limited to: (i) stock dividends, stock splits or reverse stock splits; (ii) the payment of dividends on the Common Stock payable in shares of Common Stock or securities convertible into Common Stock; (iii) a recapitalization, reorganization or reclassification involving the Common Stock, or a consolidation or merger of the Company; or (iv) a liquidation or dissolution of the Company.  The Warrants also provide for “piggyback” registration rights for the shares of Common Stock issuable upon exercise of the Warrants.  The form of Warrant is filed herewith an Exhibit 10.2, and the description of the Warrants contained herein is qualified by reference to the terms of the form of Warrant.

One of the Investors has material relationships with the Company.  Ira L. Goldknopf, the Company’s President, Chief Scientific Officer, interim Chairman and sole director, received a Note with an initial principal amount of $1,189,435 and Warrants to purchase 36,598,000 shares of Common Stock.

Section 2— Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K with respect to the incurrence by the Company of a direct financial obligation of approximately $1,854,435 in connection with the issuance of the Notes to the Investors, which disclosure is incorporated herein by this reference.

Section 3— Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K with respect to the issuance to the Investors by the Company of $1,854,435 in principal amount of the Notes, which are convertible into 61,814,500 shares of Common Stock, and Warrants to purchase an aggregate of 57,059,538 shares of Common Stock the Notes and Warrants, which disclosure is incorporated herein by this reference.

The Notes and Warrants, and the shares of Common Stock issuable thereunder, were offered and sold to three private individuals that the Company reasonably believes are “accredited investors,” as such term is defined in Rule 501 under the Securities Act.  The offers and sales were made without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws.  No general solicitation or general advertising was used in connection with the offering of the Notes and Warrants.  The Company disclosed to the Investors that the Notes, the Warrants and the underlying Common Stock could not be sold unless they are registered under the Securities Act or unless an exemption from registration is available, and the Notes and Warrants included, and the certificates representing the Common Stock to be issued upon conversion of the Notes or exercise of the Warrants will include, a legend to that effect.

Section 8— Other Events

Item 8.01 Other Events

If the Company is unable to successfully obtain additional financing, it will not have sufficient cash to continue operations.  As of October 31, 2008, the Company had approximately $8,833 in cash and cash equivalents.  The Company needs additional capital immediately to fund its liquidity requirements.  The Company is seeking between $3 million and $5 million in new financing in the fourth quarter of 2008 or the first quarter of 2009.  The Company believes that $3 million is the minimum amount of financing it needs to repay existing obligations and to continue funding its new business strategy for at least 12 months following the date of this report.  The Company will need to raise additional funds from either one or a combination of additional financings or otherwise obtain capital, in order to satisfy its future liquidity requirements.

We have not entered into an agreement with potential investors regarding the terms of any additional financing. Even if the Company receives such financing, it may need to raise additional funds at any time and, given its history, the Company cannot be certain that it will be able to obtain additional financing on favorable terms, if at all.  Due to the recent volatility of the U.S. equity markets, the Company may not have access to new capital investment when it needs to raise additional funds.  If the Company cannot effectuate financing transactions to raise needed funds on acceptable terms, it will not be able to implement its new strategy, take advantage of future opportunities or respond to competitive pressure or unanticipated requirements.  If the Company cannot obtain additional capital immediately, it will have to take drastic steps such as reducing its level of operations, disposing of selected assets, ceasing to do business or seeking protection under federal bankruptcy laws.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Convertible Promissory Note, dated as of November 4, 2008, issued by the Company to the Investors.
10.2	Form of Warrant, dated as of November 4, 2008, issued by the Company to the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

By:	/s/ Ira L. Goldknopf
Name:	Ira L. Goldknopf
Title:	President and Chief Scientific Officer

Dated: November 10, 2008